UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K/A

(Amendment No. 4)

CURRENT REPORT

 PURSUANT TO SECTION 13 OR 15(d) OF
THE SECURITIES EXCHANGE ACT OF 1934

Date of Report (Date of earliest event reported): September 3, 2024

SENTIENT BRANDS HOLDINGS INC.

(Exact name of registrant as specified in its charter)

 (Former Name of Registrant)

Nevada	001-34861	86-3765910
(State or Other Jurisdiction of Incorporation)	(Commission File Number)	(IRS Employer Identification Number)

590 Madison Avenue, 21st Floor

New York, New York 10022

(Address of principal executive offices) (zip code)

646-202-2897

(Registrant’s telephone number, including area code)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

☐ Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐ Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐ Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐ Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Securities registered pursuant to Section 12(b) of the Act:

Title of each class	Trading Symbol(s)	Name of each exchange on which registered
None	N/A	N/A

Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1933 (§230.405 of this chapter) or Rule 12b-2 of the Securities Exchange Act of 1934 (§240.12b-2 of this chapter).

Emerging growth company ☐

If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act. ☐

Explanatory Note

This Amendment No. 4 to Current Report on Form 8-K/A amends the Current Report on Form 8-K of Sentient Brands Holdings, INc., a Nevada corporation (the “Company”), most recently amended on March 6, 2025. The Company is filing this Form 8-K/A to disclose the further extension of the Closing Date and a modification of some of the terms.

Item 1.01 Entry Into A Material Definitive Agreement

On March 28, 2025, Sentient Brands Holdings Inc. (“SNBH”), through its wholly-owned subsidiary AIG F&B, a Nevada corporation (AIGFB) entered into a Memorandum of Understanding which is intended to modify and amend the Share Exchange Agreement (the “Exchange Agreement”) with American Industrial Group, a Florida corporation (“AIG” or the “Company”), which is owned and controlled by its shareholders, and which owns and controls several assets and lines of business of interest to the Company, pursuant to which, upon the Closing (as defined below), AIGFB will acquire many of those assets and rights of AIG in exchange for acquisition credits, to be ultimately paid by the exchange of those credits for shares of common stock of SNBH (the “Acquisition Credits”). These Acquisition Credits will be issued by SNBH to AIG shareholders and/or their designees (“Shareholders”) in accordance with an Earnout Schedule (as defined below) set forth in the Exchange Agreement (the “Exchange Agreement”). The closing of the Exchange Agreement (the “Closing”) is to take place on or before April 10, 2025 (the “Outside Closing Date”).

The holders of AIG represent a group of international, vertically integrated food and beverage manufacturing companies (“AIG Group”), comprising eight factories and 170 distributors across 22 countries, who market and sell products through various U.S. and international big-box retailers and distributors, with several product lines holding Organic and Kosher certifications. In line with its business plan, AIGFB intends to launch a global, vertically integrated food and beverage manufacturing and distribution business, based on AIG’s proven, cash flow-positive product lines and business models. SNBH believes that, if the Acquisition Credit Exchange is consummated, AIGFB’s planned business venture would be synergistic with SNBH’s existing product and brand development business and anticipates meaningful operation efficiency through the integration of the two organizations.

Pursuant to the Exchange Agreement, following the Closing, the Acquisition Credits will be issued by SNBH to the Shareholders or their designated interest holders on a quarterly basis over the five (5) year period immediately following the Closing, in accordance with a performance-based Earnout Schedule (the “Earnout Schedule”). Pursuant to the Earnout Schedule, the Acquisition Credits will be issued after achieving certain Company revenue and EBITDA growth for a period of up to five (5) years. The number of Acquisition Credits issued to the Shareholders pursuant to the Earnout Schedule will be based upon the greatest number of Acquisition Credits that would be calculated utilizing three (3) different earnout criteria methods, as follows:

Annual Revenue Growth Method: Acquisition Credits issued = 70% of quarterly revenue growth relative to the same quarter in the previous year. For example: If revenue grows from $5,000,000 in quarter one 2024 to $10,000,000 in quarter one 2025 and SNBH’s revenue growth is $5,000,000, indicating that 70% of $5,000,000 ($3,500,000) of Acquisition Credits are to be issued.

EBITDA Method: Acquisition Credits issued = 70% of (Five (5) x quarterly EBITDA growth relative to the same quarter in the previous year) / (Company’s trailing average share price over the prior quarter). For example: If EBITDA grows from $200,000 in quarter one 2024 to $500,000 in quarter one 2025 then this method would generate 5 times that increase, or 5 X $300,000, times 70%, or $1,050,000 Acquisition Credits would be issued.

Appraised Value of Rolled-in Assets Method: Acquisition Credits issued = 1.4 times the appraised value of rolled-in assets relative to the same quarter in the previous year. For example: If assets in quarter one 2024 were $1,000,000 and assets in quarter one 2025 were $5,000,000 then $4,000,000 X 1.4 or $5,600,000 of Acquisition Credits would be issued.

Issuances of the Acquisition Credits to the Shareholders will generally commence after the initial two (2) quarters of the Company’s revenue are disclosed in the SNBH periodic reports filed with the Securities and Exchange Commission (“SEC”) on Form 10-Q and 10-K, as applicable, following the Closing, although any asset purchases will be compensated by Acquisition Credits immediately upon acquisition.

The number of Acquisition Credits to be issued to the Shareholders each quarter will be determined by calculating the three (3) above earnout criteria methods. The method which yields the largest number of Acquisition Credits will be utilized for the issuance of the Acquisition Credits to the Shareholders within the applicable quarterly period. The Shareholders must designate any designees or assignees prior to the end of the quarter and must provide documentation sufficient to determine whether or not the designee’s or assignee’s credits are to be aggregated with any other recipient of credits for the purpose of determining the Maximum Issuance (as defined below).

The Acquisition Credits earnout period will last for up to five (5) years, provided, that, in order for Acquisition Credits to be issued to the Shareholders in a given year, the Company’s revenue, with a minimum of 5% EBITDA in such year, must increase over the previous year, and the number of Acquisition Credits to be issued will be based upon such increase. At the end of each fiscal quarter of the Company, the Company will calculate the Acquisition Credits to be issued to the Shareholders using the three above earnout criteria methods. The method resulting in the largest number of Acquisition Credits will be selected for each quarter’s issuance of the Acquisition Credits to the Shareholders. The applicable number of Acquisition Credits shall be transferred to the Shareholders accordingly, subject to the Maximum Issuance.

Acquisition credits may be converted into shares of common stock of the Company only after a six-month holding period. The conversion price for the credits will be the average of the 30-day closing price of the Company’s shares for the 30-day period immediately preceding any notice of conversion.

The number of shares issued by the conversion of Acquisition Credits that may be acquired by the Shareholders pursuant to the Earnout Schedule will be limited to the extent necessary to ensure that, following such earnout and subsequent conversion, the total number of shares of common stock then beneficially owned by such Shareholder and their affiliates and any other persons whose beneficial ownership of the common stock would be aggregated with the Shareholder’s for purposes of Section 13(d) of the Securities Exchange Act of 1934 (“1934 Act”), does not exceed 9.999% of the total number of issued and outstanding shares of common stock (including for such purpose the shares of common stock issuable upon such earnout) (a “Maximum Issuance”). For such purposes, beneficial ownership will be determined in accordance with Section 13(d) of the 1934 Act and the rules and regulations promulgated thereunder. In the case where the amount of Acquisition Credits to be issued to a Shareholder, and then converted into common stock by that Interestholder, would exceed the Maximum Issuance, then the Company will reserve that number of shares in excess of the Maximum Issuance with its Transfer Agent (the “Reserve Shares”) and such Reserve Shares will be issued to the Shareholder at such time that the issuance would not cause such Shareholder to exceed to the 9.999% ownership limit.

Concurrently with the Closing, Dante Jones will resign as an executive officer and director of the Company; George Furlan will be appointed as interim chief executive officer, president and chief financial officer of the Company, and as a non-independent director of the company. Eric Bruns and Dionne Pendelton will be appointed as independent directors of the Company. The parties have agreed to indemnify each other for any losses that may be incurred by them as a result of their breach of any of their representations, warranties and covenants contained in the Exchange Agreement. The Exchange Agreement contains customary representations, warranties, covenants and conditions for a transaction of this type for the benefit of the parties. Prior to the Closing, certain parties to the Exchange Agreement (collectively, the “Lockup Parties”) will be subject to the terms of a lock-up leak-out agreement, which will provide the manner in which such Lockup Parties may sell, transfer or dispose of their shares of common stock during the 12-month period following the Closing.

The foregoing information is a summary of each of the agreements involved in the transactions described above, is not complete, and is qualified in its entirety by reference to the full text of those agreements, each of which is attached an exhibit to this Current Report on Form 8-K. Readers should review those agreements for a complete understanding of the terms and conditions associated with this transaction.

The representations, warranties and covenants contained in the Exchange Agreement were made only for purposes of such agreement and as of specific dates, were solely for the benefit of the parties to the Exchange Agreement, and may be subject to limitations agreed upon by the contracting parties. Accordingly, the Exchange Agreement is incorporated herein by reference only to provide investors with information regarding the terms of the Exchange Agreement, and not to provide investors with any other factual information regarding the Company, AIG or either of their businesses, and should be read in conjunction with the disclosures in the Company’s periodic reports and other filings with the Securities and Exchange Commission.

Forward-Looking Statements

This Form 8-K/A includes forward-looking statements that involve risks and uncertainties. Forward-looking Statements are statements that are not historical facts. Such forward-looking statements are subject to risks and uncertainties, which could cause actual results to differ from the forward-looking statements. These forward-looking statements and factors that may cause such differences include, without limitation, the risks and uncertainties indicated from time to time in the Company’s filings with the SEC. Readers are cautioned not to place undue reliance upon any forward-looking statements, which speak only as of the date made. The Company expressly disclaims any obligations or undertaking to release publicly any up[dates or revisions to any forward-looking statement contained herein to reflect any change in the Company’s expectations with respect thereto or any change in events conditions or circumstances on which any statement is based.

Item 9.01 Financial Statements and Exhibits

Exhibit Number	Description

10.2	Memorandum of Understanding for Amended Exchange Agreement by and between Sentient Brands Holdings Inc., AIG-F&B, Inc., and the owners of the AIG Interests (as defined therein) dated March 28, 2025

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

SENTIENT BRANDS HOLDINGS INC.

Date: March 31, 2025	By:	/s/ Dante Jones
Dante Jones
Interim Chief Executive Officer